SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: Penn Series Small Cap Value Fund
Security: MongoDB Inc.
Date of Purchase: 10/19/2017
Amount of Purchase: $12,912
Purchase price: $24.00
Affiliated Underwriter: Golman Sachs & Co.

Fund: Penn Series Small Cap Value Fund
Security: National Vision Holdings Inc.
Date of Purchase: 10/26/2017
Amount of Purchase: $47,564
Purchase price: $22.00
Affiliated Underwriter: Golman Sachs & Co.

Fund: Penn Series SMID Cap Growth Fund
Security: Sea Ltd.
Date of Purchase: 10/20/2017
Amount of Purchase: $132,060
Purchase price: $15.00
Affiliated Underwriter: Golman Sachs & Co.

Fund: Penn Series SMID Cap Growth Fund
Security: National Vision Holdings Inc
Date of Purchase: 10/26/2017
Amount of Purchase: $11,638
Purchase price: $22.00
Affiliated Underwriter: Golman Sachs & Co.

Fund: Penn Series Emerging Markets Equity Fund
Security: China Literature Limited
Date of Purchase: 11/1/2017
Amount of Purchase: $164,962
Purchase price: HKD 55.00
Affiliated Underwriter: Morgan Stanley Asia Limited

Fund: Penn Series High Yield Bond Fund
Security: Vantiv LLC
Date of Purchase: 12/7/2017
Amount of Purchase: $225,000
Purchase price: $100.00
Affiliated Underwriter: Janney Montgomery Scott

Fund: Penn Series High Yield Bond Fund
Security: Vantiv LLC
Date of Purchase: 12/7/2017
Amount of Purchase: $200,000
Purchase price: $100.00
Affiliated Underwriter: Janney Montgomery Scott

Fund: Penn Series Flexibly Managed Fund
Security: Hologic Inc.
Date of Purchase: 10/4/2017
Amount of Purchase: $815
Purchase price: $100.00
Affiliated Underwriter: Janney Montgomery Scott